SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


        This Second Amendment to the Employment Agreement (this "Amendment"), is made as of the 27th day of August, 1997 between Outsourcing Solutions Inc., a Delaware corporation (formerly OSI Holdings Corp.) (the "Company") and Timothy G. Beffa, and individual residing in the State of Missouri (the "Employee").

                                     RECITALS


        WHEREAS, the Company and the Employee are parties to a certain Employment Agreement dated as of August 27, 1996, as amended by the First Amendment to Employment Agreement dated as of May 14, 1997 (the "Employment Agreement"); terms which are defined in the Employment Agreement shall have the same meanings when used herein unless otherwise defined;

        WHEREAS, the Company and the Employee desire to amend the Employment Agreement by making certain modifications upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, IT IS AGREED:

             1. Section 3 of the Employment Agreement shall be amended by deleting that section in its entirety and inserting in lieu thereof the following:

             "3. Employment Term. The employment term shall begin on the date of this Agreement and continue until December 31, 1998, unless earlier terminated pursuant to Section 7 below (the "Employment Term"); provided, that on December 31, 1998 and on each anniversary thereafter, the Employment Term shall be automatically extended for an additional twelve month period unless 30 days prior to such anniversary date either the Company or the Employee shall give written notice of termination of the Agreement, in which case the Agreement will terminate at the end of the then existing Employment Term."

             2. Section 4(a) of the Employment Agreement shall be amended by deleting the words "Three Hundred Thousand Dollars ($300,000.00)" from the end of such section and inserting in lieu thereof "Three Hundred Fifty Thousand Dollars ($350,000.00)".

             3. Section 4(b) of the Employment Agreement shall be amended by deleting the first and second sentences in their entirety and inserting in lieu thereof the following:

        "For the period commencing on August 28, 1997 and ending on December 31, 1997, the Employee shall be eligible for a bonus of up to 150% of his base salary for such period; and commencing on January 1, 1998 and each January 1 thereafter, the Employee shall be eligible for an annual bonus of up to 150% of his base salary."

             4. The first sentence of Section 7 shall be deleted in its entirety. The second sentence of Section 7 shall be amended by deleting the word "also" from such sentence.
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             5.  As used in the Employment Agreement and any documents
   referring thereto, the term "Employment Agreement" on and subsequent to the date hereof shall mean the Employment Agreement as amended hereby.

             6. This Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other terms and conditions of the Employment Agreement or (ii) prejudice any right or rights which the Company may now have or may have in the future under or in connection with the Employment Agreement. Except as expressly amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect.

             7. This Amendment (i) may be executed in any number of counterparts and all such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Company and the Employee.

             8. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
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        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Second Amendment the day and year first written above.


                                 OUTSOURCING SOLUTIONS INC.



                                 By:/s/ Tyler T. Zachem
                                    Name:  Tyler T. Zachem
                                    Title: Vice President


                                 EMPLOYEE



                                 /s/ Timothy G. Beffa
                                 TIMOTHY G. BEFFA
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